SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C.


                               FORM 8-K


                            CURRENT REPORT


                Pursuant to Section 10 or 15(d) of the
                    Securities Exchange Act of 1934



                           NOVEMBER 21, 1997
           ------------------------------------------------
           Date of Report (date of earliest event reported)



                       TOUCH TONE AMERICA, INC.
         -----------------------------------------------------
        (Exact Name of Registrant as Specified in its Charter)


  CALIFORNIA                   0-24058                  33-0424087
---------------              -----------            -------------------
(State or Other              (Commission            (IRS Employer Iden-
Jurisdiction of              File Number)            tification Number)
Incorporation)

                          3300 N. CENTRAL AVE.
                               SUITE 1155
                         PHOENIX, ARIZONA 85012
                 ---------------------------------------
                 (Address of Principal Executive Offices
                           Including Zip Code)


                             (800) 535-2211
                     -------------------------------
                     (Registrant's telephone number,
                          including area code)






Page 1 of 4.

Item 1.   Changes in Control of Registrant
          --------------------------------

          N/A

Item 2.   Acquisition or Disposition of Assets
          ------------------------------------

          On August 11, 1997, Touch Tone America, Inc. (the "Company") and Orix Global Communications, Inc. ("Orix") entered into an Agreement and Plan of Reorganization (the "Agreement") whereby the shareholders of Orix would sell all the issued and outstanding common stock of Orix (the "Shares") to the Company. On November 7, 1997, the parties amended the Agreement in order to substitute the consideration given by the Company for the Shares, as well as impose certain conditions for the closing of the transaction. These conditions are both precedent and subsequent which include (i) the Company being in good standing and in full compliance with NASDAQ rules and being listed with the NASDAQ SmallCap Market for a period of 150 days from the closing of the transaction and (ii) the Company having a net worth of no less than $500,000 at closing. The Company agreed to acquire all the Shares in exchange for such number of Common Shares of the Company's Common Stock to represent after issuance 65% of all such issued and outstanding shares after giving effect to all outstanding options, warrants or other rights calling for issuances of Common Shares of the Company's Common Stock.

Item 3.   Bankruptcy or Receivership
          --------------------------

          N/A

Item 4.   Changes in Registrant's Certifying Accountants
          ----------------------------------------------

          N/A

Item 5.   Other Events
          ------------

          NASDAQ has notified the Company that as a result of its failure to file its annual report on a timely basis and to satisfy the listing requirements for continued listing on the NASDAQ small/cap market the Company's Common Stock would be delisted.
          On the basis of commitments made by the Company, the NASDAQ agreed to maintain the listing of the Company's Common Stock on the NASDAQ until such time as a formal decision is made by the NASDAQ following a verbal hearing with the Company scheduled for December 4, 1997. The Company made a verbal representations that it would present a plan to increase its capital base and satisfy NASDAQ maintenance listing requirements. The Company also represented that it had entered into an agreement to acquire all the issued and outstanding shares of Orix Global Communications, Inc. in an exchange for share transaction, and that subject to shareholder approval, the operations of Orix

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

          Global Communications, Inc. would be consolidated with operations of the Company.

          In October 1997, the Company closed its offices at 4110 North Scottsdale Road, Suite 170, Scottsdale, Arizona and moved to its subsidiary's office at 3300 N. Central Avenue, Suite 1155, Phoenix, Arizona 85012.

Item 6.   Resignations of Registrant's Directors
          --------------------------------------

          N/A

Item 7.   Financial Statements and Exhibits
          ---------------------------------

          (a) and (b)    N/A

          (c)       Exhibits:

Exhibit No.    Page      Description
-----------    ----      -----------









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

                               SIGNATURES
                               ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        TOUCH TONE AMERICA, INC.



Dated: November 21, 1997                By:   /s/ EDWARD D. WIRTH, JR.
                                           ---------------------------------
                                             Edward D. Wirth, Jr.
                                             Acting President









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